Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as providing the legality opinion and as attorney for the registrant, Marathon Gold Corp.

     DATED this 9th day of June, 2008.

Yours truly,

THE LAW OFFICE OF CONRAD C. LYSIAK, P.S.

BY:   CONRAD C. LYSIAK
         Conrad C. Lysiak